UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2024
DOLLAR TREE, INC.
(Exact name of registrant as specified in its charter)

Virginia	0-25464	26-2018846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Volvo Parkway
Chesapeake,	Virginia	23320
(Address of principal executive offices)		(Zip Code)

(757) 321-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	DLTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on November 3, 2024, the Board of Directors of Dollar Tree, Inc. (the “Company”) appointed Michael C. Creedon, Jr. as interim Chief Executive Officer of the Company. As interim Chief Executive Officer, Mr. Creedon succeeds Richard W. Dreiling, whose separation from the Company and resignation as a director was effective November 3, 2024.

Mr. Creedon, age 48, has served as Chief Operating Officer of the Company since October 2022. Prior to joining the Company, Mr. Creedon held several executive leadership roles with Advance Auto Parts, Inc., including Executive Vice President of U.S. Stores (March 2021 to October 2022), President, U.S. Stores (March 2020 to March 2021), and President, North Division (February 2017 to March 2020).

In connection with his appointment as interim Chief Executive Officer, Mr. Creedon’s annual base salary will increase to $1,100,000. In addition, he will receive additional long-term incentive awards with an aggregate value of $2,250,000 consisting of 50% performance-based restricted stock units with three-year cumulative performance metrics, 30% restricted stock units vesting ratably over three years and 20% stock options vesting ratably over three years commensurate with the Company’s 2024 executive compensation program generally.

Further, in consideration of his leadership and the ongoing review of strategic alternatives for Family Dollar, Mr. Creedon will receive a cash bonus of $500,000 to be paid at end of fiscal year 2024, based on a determination by the Company’s Board of Directors of achievement of certain performance objectives relating to the review; provided, that, if Mr. Creedon’s employment is terminated for cause or he voluntarily terminates his employment within three years, he will be required to repay the full amount of the bonus.

There are no transactions between Mr. Creedon or any member of his immediate family and the Company, or any of its subsidiaries, that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission. In addition, there are no family relationships between Mr. Creedon and any current director or executive officer of the Company.

In connection with his separation from the Company, Mr. Dreiling will be eligible to receive the severance payments and benefits provided under Section 6(c) of his Executive Agreement with the Company effective March 19, 2022, as amended January 25, 2023.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the foregoing events, the Board of Directors of the Company amended the Company’s By-Laws, effective November 3, 2024. The amendment revises Article III, Section 2 of the By-Laws to decrease the number of directors from 11 to 10. The complete text of the By-Laws, as amended, is attached as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On November 4, 2024, the Company issued a press release announcing the transitions described above. A copy of the press release is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this item, including that incorporated by reference, is being furnished to the Securities and Exchange Commission. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

3.1	By-Laws of Dollar Tree, Inc. (as amended effective November 3, 2024).
99.1	Press release, dated November 4, 2024, issued by Dollar Tree, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLAR TREE, INC.

Date: November 4, 2024	By:	/s/ Jonathan B. Leiken
Jonathan B. Leiken
Chief Legal Officer